UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 8, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DiamondRock Hospitality Company had reported in a Form 8-K filed on November 8, 2006 (the “Original Form 8-K”) that it acquired the Conrad Hotel, located at 520 N. Michigan Avenue in Chicago, Illinois (the “Hotel”). Pursuant to the rules of the United States Securities Exchange Commission, we have 71 days after the date on which the Original Form 8-K was filed to amend such filing to include audited financial statements for the Hotel. This Form 8-K/A is being filed to provide our investors with such financial statements and pro forma financial information. No other change is effected by this Form 8-K/A.

ITEM 9.01.	Financial Statements and Exhibits.

          (a)    Financial Statements of Business Acquired.

Financial statements for LCP-WB Chicago, LLC with report of independent registered public accounting firm

Independent Auditors’ Report
Consolidated Balance Sheet
Consolidated Statement of Operations and Members’ Equity
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

          (b)    Pro Forma Financial Information.

Pro Forma Consolidated Balance Sheet as of September 8, 2006
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 8, 2006
Pro Forma Consolidated Statement of Operations for the period from January 1, 2006 to September 8, 2006
Notes to Pro Forma Consolidated Statement of Operations for the Period from January 1, 2006 to September 8, 2006
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

          (c)          Not applicable.

          (d)          Exhibits

Exhibit No.	Description

23.1	Consent of BDO Seidman, LLP

Report of Independent Registered Public Accounting Firm

The Members
LCP - WB Chicago, LLC

We have audited the accompanying consolidated balance sheet of LCP – WB Chicago, LLC and subsidiaries as of September 30, 2006 and the related consolidated statement of operations and members’ equity, and cash flows for the nine months ended September 30, 2006.  These consolidated financial statements are the responsibility of management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures  that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LCP – WB Chicago, LLC and subsidiaries as of September 30, 2006 and the results of their operations and their cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP
Chicago, Illinois
October 27, 2006, except for Note 7
which is as of November 8, 2006

LCP – WB Chicago, LLC

Consolidated Balance Sheet

September 30,	2006

Assets
Current Assets
Cash and cash equivalents	$971,385
Accounts receivable, trade	1,840,713
Inventories	127,471
Prepaid expenses and other	339,216

Total Current Assets	3,278,785

Restricted Cash	2,296,654

Investment in Real Estate
Real property	20,841,042
Building and improvements	61,559,556
Furniture, fixtures and equipment	7,467,117
Operating equipment	1,129,353

90,997,068
Less accumulated depreciation	(2,821,963)

Net Investment in Real Estate	88,175,105

Other Assets
Deferred financing costs, net of accumulated amortization of $153,085	680,913
Interest rate cap agreements, at fair value	34,416

Total Other Assets	715,329

$94,465,873

See accompanying notes to consolidated financial statements

LCP – WB Chicago, LLC

Consolidated Balance Sheet

September 30,	2006

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$550,568
Accrued expenses	3,522,717
Current portion of deferred Key Money	337,500

Total Current Liabilities	4,410,785
Deferred Key Money, net	3,790,155
Long-Term Debt	71,000,000

Total Liabilities	79,200,940
Commitments and Contingencies
Members’ Equity	15,264,933

$94,465,873

See accompanying notes to consolidated financial statements

LCP – WB Chicago, LLC

Consolidated Statement of Operations and Members’ Equity

For the nine months ended September 30,	2006

Revenue
Rooms	$11,719,124
Food and beverages	3,360,098
Other departments	172,602
Other income	136,911

Total revenue	15,388,735

Departmental Expenses
Rooms	3,205,111
Food and beverages	2,845,854
Other departments	128,793

Total departmental expenses	6,179,758

Income before undistributed operating expenses	9,208,977

Undistributed Operating Expenses
Property operation and maintenance	942,334
Sales and marketing	1,427,173
General and administrative	2,067,027
Energy costs	598,473
Property taxes and general insurance	1,155,034
Management fees, net of amortization of deferred Key Money	61,015
Depreciation	2,422,310

Total undistributed operating expenses	8,673,366

Income before other income (expenses)	535,611

Other Income (Expenses)
Interest income	124,595
Interest expense	(3,589,727)

Total other income (expenses)	(3,465,132)

Net Loss	(2,929,521)
Members’ equity, beginning of period	18,194,454

Members’ equity, end of period	$15,264,933

See accompanying notes to consolidated financial statements

LCP – WB Chicago, LLC

Consolidated Statement of Cash Flows

For the nine months ended September 30,	2006

Cash Flows From Operating Activities
Net loss	$(2,929,521)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,422,310
Amortization of deferred financing costs as interest	125,065
Amortization of deferred Key Money	(337,500)
Market value adjustment to interest rate caps	44,193
Changes in assets and liabilities
Accounts receivable	(1,257,322)
Inventories	(32,237)
Prepaid expenses and other	(206,369)
Accounts payable and accrued expenses	1,438,741

Net cash used in operating activities	(732,640)

Cash Flows From Investing Activities
Receipt of deferred Key Money	2,177,000
Change in restricted cash	590,445
Capital expenditures	(2,647,760)

Net cash provided by investing activities	119,685

Net Decrease in Cash and Cash Equivalents	(612,955)
Cash and Cash Equivalents, at beginning of period	1,584,340

Cash and Cash Equivalents, at end of period	$971,385

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$3,359,476

See accompanying notes to consolidated financial statements

LCP – WB Chicago, LLC

Notes to Consolidated Financial Statements

1.	Organization and Nature of Operations

LCP-WB Chicago, LLC (the “Company”), a Delaware limited liability company, was formed on September 7, 2005 for the purpose of acquiring, owning, managing, financing and disposing of Company property. On November 7, 2005 the Company, through its subsidiaries, purchased Le Meridien Chicago, a 311-room hotel in Chicago, Illinois, and rebranded the property as the Conrad Chicago.

LCP-WB Chicago Mezz, LLC and LCP-WB Chicago Operator, LLC, both Delaware limited liability companies, are wholly owned subsidiaries of the Company.  The Company will continue in effect until September 7, 2055 unless terminated earlier in accordance with the Company’s Limited Liability Agreement.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the financial position and operating results of LCP-WB Chicago, LLC and its wholly owned subsidiaries. The effects of intercompany transactions have been eliminated in consolidation.

Revenue Recognition

Revenues from the operation of the hotel are recognized when the services are provided.  Revenues consist of room sales, food and beverage sales and other hotel department revenues, such as telephone and parking sales.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

Accounts Receivable

An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses based on historical trends and known current factors impacting the Company’s customers.  At September 30, 2006, the Company has determined that no allowance for doubtful accounts is necessary.

LCP – WB Chicago, LLC

Notes to Consolidated Financial Statements

Inventories

Inventories consist of food and beverages that are valued at the lower of cost, determined on a first-in, first-out basis, or market.

Restricted Cash

The loan and management agreements described in Notes 3 and 4 require that escrow accounts be maintained for future purchases and replacements of furniture, fixtures and equipment, as well as for the payment of real estate taxes and general insurance premiums. In addition, the Key Money described in Note 5 was required to be placed in a “Renovation Reserve” account to help fund a property improvement plan.

Investment in Real Estate

The original investment in real property, building and furniture, fixtures and equipment was recorded at fair value in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”).  Property and equipment purchased after the hotel acquisition date is recorded at cost.  Real property represents air rights with no expiration date that are stated at cost. Other property and equipment is stated at cost, less accumulated depreciation.

Depreciation is computed on a straight-line basis over estimated useful lives of 39 years for the building, five to 10 years for building improvements and furniture, fixtures and equipment and three years for operating equipment. Repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable pursuant to the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  As of September 30, 2006, management of the Company does not believe that the carrying amounts of its long-lived assets have been impaired.

Deferred Financing Costs

Costs incurred in obtaining the Company’s long term debt are being amortized over the term of the related debt.  Amortization expense of $125,065 is included in interest expense on the consolidated statement of operations.

LCP – WB Chicago, LLC

Notes to Consolidated Financial Statements

Deferred Key Money

Key Money received in conjunction with entering into the hotel management agreement described in Note 4 is being deferred and amortized over the term of the hotel management agreement.  Deferred Key Money of $4,127,655 that appears on the accompanying consolidated balance sheet is being amortized against management fees on the accompanying consolidated statement of operations and members’ equity.

Advertising Costs

Advertising costs are charged to operations when incurred and approximated $232,000 for the nine months ended September 30, 2006.

Interest Rate Cap Agreements

Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended by SFAS No. 138, requires an entity to recognize all derivatives as assets or liabilities measured at fair value.  The Company is party to interest rate cap agreements which qualify as derivatives under SFAS No. 133.  The agreements, in notional amounts totaling $71,000,000, cap the LIBOR rate at 5.5%.  The fair value of the agreements was $34,416 at September 30, 2006.

Income Taxes

No provision has been made for federal or state income taxes since such taxes, if any, are the liability of the Members rather than the Company.

Limited Liability Agreement

Profits and losses from operations and distribution of net cash flows, as defined, are allocated to the Members in accordance with the limited liability agreement.

Except as provided in the Delaware Limited Liability Company Act and Limited Liability Agreement, no member shall be personally liable for any debt, obligation or liability of the Company solely by reason of being a member of a limited liability company.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and the note payable approximate fair value based on the short-term maturity of these instruments.

LCP – WB Chicago, LLC

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets, liabilities and the amount of any contingent assets or liabilities disclosed in the financial statements at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

3.	Long-Term Debt

On November 7, 2005, the Company entered into a first mortgage note agreement with a third party in the amount of $41,000,000 to help finance the acquisition. The note bears interest at LIBOR plus 0.42% per annum (effective rate was 5.83% at September 30, 2006) and requires monthly payments of interest only from December 6, 2005 through maturity on November 7, 2007.

On November 7, 2005, the Company also executed a mezzanine loan agreement with a third party in the amount of $30,000,000 to help finance the acquisition.  The note bears interest at LIBOR plus 2.62% per annum (effective rate was 8.03% at September 30, 2006) and requires monthly payments of interest only from December 6, 2005 through maturity on November 7, 2007.

The Company has three successive options to extend the loans for a one-year period.  In order to exercise each option, the Company must maintain, perform or provide certain extensions, reimbursements and notifications, including an extension of the interest rate cap agreements.

The Company is able to prepay the loans without penalty or premium, except during the first 12 months during which time prepayment is prohibited.

The loans are collateralized by substantially all the Company’s assets.  A member was also required to supply an irrevocable standby letter of credit for $1,677,000, any draw downs and expense for which the Company is required to reimburse.

The Company has entered into interest rate cap agreements with a third party in notional amounts equal to $41,000,000 and $30,000,000.  The agreements cap the LIBOR rate at 5.5% through the initial terms of the loans.

Under terms of the mortgage loan agreement, the Company is required to deposit monthly into a “FF&E Reserve” escrow account an amount equal to 2% of monthly gross revenues during the initial loan term and 3% during the extension terms. Disbursements from the escrow account for eligible replacements and capital improvements are subject to lender approval.  The Company is currently putting 4% of monthly gross revenues into such an escrow account due to a requirement in the management agreement described in Note 4.

LCP – WB Chicago, LLC

Notes to Consolidated Financial Statements

The Company must also maintain a real estate tax and general insurance escrow account that requires monthly deposits of an amount sufficient to accumulate payments by the 30th day prior to the date they come due.

4.	Management Agreements and Key Money

The Company has entered into an agreement with Conrad Hotels USA, Inc. (“Property Manager”) to manage the property.  The agreement expires on the earlier of November 7, 2015 or the occurrence of certain events, as defined.

The property management agreement provides for a management fee equal to the sum of the base fee of 1.5% of gross revenues (increasing annually in 0.5% increments to 3.0% by the fifth year of the agreement) and an incentive fee of 15% of cash flow, as defined.  Property management fees totaled $231,510 for the nine months ended September 30, 2006.

The property management agreement requires that the Company deposit 4% of monthly gross revenues, as defined, into a “Capital Renewals Reserve” to fund future capital expenditures.  In the event of a default on the loan described in Note 3, the lender may freeze and obtain sole control of this cash account.

In connection with the property management agreement, the Property Manager agreed to advance the Company $4,500,000 in Key Money to help fund a property improvement plan. The Company received $2,323,000 as of December 31, 2005. The remaining $2,177,000 was received on January 2, 2006.

The agreement can be terminated by the Company beginning in the third full operating year if certain operating performance standards pertaining to net cash flow and a yield index, as defined, are not met. If terminated, some of the Key Money referred to above is required to be repaid in the year of termination as follows: year 3 - $2.2 million; year 4 - $1.7 million; year 5 - $1.0 million. The Property Manager has a one-time right to prevent the termination of the agreement through a cure payment.

The Company also had a management agreement with a third party to manage the food and beverage operations which expired in May 2006. The management fee was equal to 3.0% of gross receipts generated in the food and beverage service areas each fiscal year. The agreement also provided for an incentive fee equal to 50% of the amount by which net annual receipts exceed 15% of gross receipts for the same period. Included in food and beverage expenses are management fees associated with the agreement that totaled $52,000 for the nine months ended September 30, 2006.

The LLC agreement provides for an administrative fee of 1% of monthly gross revenues be paid to LCP Chicago Investors, LLC, a member, for the performance of management and administrative duties set forth in the agreement.  The administrative fee totaled $167,005 for the nine months ended September 30, 2006.

LCP – WB Chicago, LLC

Notes to Consolidated Financial Statements

5.	Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and an overnight investment account.  The Company places its cash and cash equivalents with a high-quality financial institution.  At times, cash balances may be in excess of the $100,000 FDIC insurance limit.

6.	Contingencies

The nature of the operations of the Company exposes it to the risk of claims and litigation in the normal course of business.  Although the outcome of any potential matters cannot be determined, management believes the ultimate resolution of these matters would not have a material adverse effect on the financial position or operations of the Company.

7.	Subsequent Event

On November 8, 2006, the Company sold the Conrad Chicago to DiamondRock Hospitality Company.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The Company’s historical financial information for the year ended December 31, 2005 has been derived from our historical financial statements audited by KPMG LLP, independent registered public accounting firm. The Company’s historical financial information as of and for the period ended September 8, 2006 has been derived from our unaudited historical financial statements.  The following unaudited pro forma financial information gives effect to the following:

•

Our acquisitions of the Torrance Marriott, the Vail Marriott Mountain Resort & Spa, a portfolio of hotels consisting of the Marriott Los Angeles Airport, Marriott’s Frenchman’s Reef and Morning Star Beach Resort, Renaissance Worthington Hotel and Marriott Atlanta Alpharetta (the “Capital Hotel Investment Portfolio”), the Oak Brook Hills Marriott Resort, the Orlando Airport Marriott, the Chicago Marriott, the Westin Atlanta North and the Conrad Chicago;

•

Our borrowings under (i) the $62.5 million mortgage debt on the Frenchman’s Reef & Morning Star Marriott Beach Resort, (ii) the $82.6 million mortgage debt on the Marriott Los Angeles Airport, (iii) the $57.4 million mortgage debt on the Renaissance Worthington Hotel, (iv) the $59 million mortgage debt on the Orlando Airport Marriott, and (v) the $220 million mortgage debt on the Chicago Marriott;

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt; and

•	Follow-on offering of 5,750,000 shares of common stock of the Company at $16.90 per share, with approximately $96.9 million of net proceeds to the Company.

          The pro forma statement of operations for the year ended December 31, 2005 excludes the pre-acquisition operating results of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results. The accompanying pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the Vail Marriott, the Capital Hotel Investment Portfolio, the Oak Brook Hills Marriott Resort, the Orlando Airport Marriott, the Chicago Marriott, the Westin Atlanta North, and the Conrad Chicago. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. The unaudited pro forma financial information as of and for the period ended September 8, 2006 is presented as if these transactions had occurred on January 1, 2006.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 is presented as if these transactions had occurred on January 1, 2005.

          The unaudited pro forma financial information and related notes are presented for informational purposes only and do not purport to represent what our results of operations would actually have been if the transactions had in fact occurred on the date discussed above. They also do not project or forecast our results of operations for any future date or period.

          The unaudited pro forma financial information should be read together with our historical financial statements and related notes and with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our previous reports filed with the Commission. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable. However, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Balance Sheet
September 8, 2006

	Historical	A Conrad Chicago	B Follow-on Offering	Pro Forma

ASSETS
Property and equipment, net	$1,324,903,207	$116,600,000	$—	$1,441,503,207
Deferred financing costs, net	3,450,127	—	—	3,450,127
Restricted cash	27,070,515	1,741,648	—	28,812,163
Due from hotel managers	42,828,456	(307,927)	—	42,520,529
Favorable lease asset, net	10,226,673	—	—	10,226,673
Prepaids and other assets	20,608,389	(10,000,000)	—	10,608,389
Cash and cash equivalents	93,082,205	(108,033,721)	96,925,000	81,973,484

Total assets	$1,522,169,572	$—	$96,925,000	$1,619,094,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage debt, at face amount	$662,148,395	$—	$—	$662,148,395
Debt premium	2,670,227	—	—	2,670,227

Total debt	664,818,622	—	—	664,818,622

Deferred income related to key money	11,604,401	—	—	11,604,401
Unfavorable contract liabilities, net	88,371,703	—	—	88,371,703
Due to hotel managers	22,888,703	—	—	22,888,703
Dividends declared and unpaid	12,835,514	—	—	12,835,514
Accounts payable and accrued liabilities	31,437,386	—	—	31,437,386

Total other liabilities	167,137,707	—	—	167,137,707
Shareholders’ Equity:
Common stock	704,416	—	57,500	761,916
Additional paid-in capital	728,867,133	—	96,867,500	825,734,633
Accumulated deficit	(39,358,306)	—	—	(39,358,306)

Total shareholders’ equity	690,213,243	—	96,925,000	787,138,243

Total liabilities and shareholders’ equity	$1,522,169,572	$—	$96,925,000	$1,619,094,572

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 8, 2006

          The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 8, 2006 is based on the Historical Consolidated Balance Sheet as of September 8, 2006, as adjusted to assume that the following occurred on September 8, 2006:

•

Follow-on offering of 5,750,000 shares of common stock of the Company at $16.90 per share, with approximately $96.9 million of net proceeds to the Company after deduction of $250,000 of offering costs.

•	The acquisition of the Conrad Chicago for total consideration of $118.0 million.

          In the opinion of the Company’s management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 8, 2006 is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions described above occurred as of September 8, 2006 nor does it purport to represent the future financial position of the Company.

          Notes and Management Assumptions:

A	Represents the adjustment to record the acquisition accounting of the Conrad Chicago as follows:

	•	Record property and equipment at fair value of $116,600,000
	•	Record restricted cash paid for of $1,741,648
	•	Record reduction of due from hotel managers of $307,927
	•	Record reduction of other assets of $10,000,000
	•	Record cash paid for the acquisition of $108,033,721

B	Represents the adjustment to record the follow-on offering of 5,750,000 shares of common stock of the Company at $16.90 per share.

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
Period from January 1, 2006 to September 8, 2006

	Historical	C Chicago Marriott	C Westin Atlanta North	C Conrad Chicago	D Depreciation Adjustment	E TRS Income Taxes	F Debt Interest Expense	G Repaid / Refinanced Debt Interest Expense	Pro Forma

REVENUES
Rooms	$212,593,189	$10,622,479	$4,254,929	$11,719,124	$—	$—	$—	$—	$239,189,721
Food and beverage	92,065,252	5,092,530	2,130,622	3,360,098	—	—	—	—	102,648,502
Other	18,329,885	485,749	222,236	309,513	—	—	—	—	19,347,383

Total revenues	322,988,326	16,200,758	6,607,787	15,388,735	—	—	—	—	361,185,606
OPERATING EXPENSES
Rooms	49,292,789	3,190,630	1,007,425	3,205,111	—	—	—	—	56,695,955
Food and beverage	62,141,105	3,312,180	1,314,500	2,845,854	—	—	—	—	69,613,639
Management fees and other hotel expenses	121,397,755	7,013,658	2,207,360	6,379,849	—	—	—	—	136,998,622
Depreciation and amortization	33,922,175	—	—	—	5,923,625	—	—	—	39,845,800
Corporate expenses	8,025,371	—	—	—	—	—	—	—	8,025,371

Total operating expenses	274,779,195	13,516,468	4,529,285	12,430,814	5,923,625	—	—	—	311,179,387

OPERATING PROFIT	48,209,131	2,684,290	2,078,502	2,957,921	(5,923,625)	—	—	—	50,006,219
OTHER EXPENSES (INCOME)
Interest income	(2,686,501)	—	—	—	—	—	—	—	(2,686,501)
Interest expense	24,189,649	—	—	—	—	—	3,330,419	(268,242)	27,251,826

Total other expenses (income)	21,503,148	—	—	—	—	—	3,330,419	(268,242)	24,565,325
INCOME (LOSS) BEFORE INCOME TAXES	26,705,983	2,684,290	2,078,502	2,957,921	(5,923,625)	—	(3,330,419)	268,242	25,440,894
Income tax (benefit) provision	1,972,491	—	—	—	—	164,693	—	—	2,137,184

NET INCOME (LOSS)	$24,733,492	$2,684,290	$2,078,502	2,957,921	$(5,923,625)	$(164,693)	$(3,330,419)	$268,242	$23,303,710

							Calculation of Basic and Diluted EPS (H)
							Net Income		23,303,710
							Weighted Average Number of Shares		77,058,411

							Basic and Diluted Earnings per Share		0.30

Notes to Pro Forma Consolidated Statement of Operations
for the Period from January 1, 2006 to September 8, 2006

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the period ended September 8, 2006 is based on our Historical Consolidated Statement of Operations for the year to date period ended September 8, 2006, adjusted to assume that the following occurred on January 1, 2006:

•	The acquisition of the following hotels for total consideration of:

Hotel

Chicago Marriott	$310,416,000
Westin Atlanta North	61,506,000
Conrad Chicago	118,034,000

Total	$489,956,000

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the period ended September 8, 2006 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2006, nor does it purport to represent our future results of operations.

          Notes and Management Assumptions:

C	Represents the adjustment to record historical revenues and operating expenses associated with the 2006 acquisitions of the following hotels:

	•	Chicago Marriott

	•	Westin Atlanta North

	•	Conrad Chicago

D	Reflects the adjustment to include the depreciation and amortization resulting from the 2006 hotel acquisitions as follows:

Hotel

Chicago Marriott	$2,337,866
Westin Atlanta North	805,904
Conrad Chicago	2,779,855

Total	$5,923,625

E	Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming the TRS leases were in place as of January 1, 2006

F	Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Chicago Marriott and the unused facility fee under the $75 million senior secured credit facility.

G

Reflects the adjustment to reduce interest expense by $705,301 for interest of the senior secured credit facility that was repaid with the proceeds from the follow-on offering, by $165,873 for interest of the bridge loan for Chicago Marriott that was repaid with the proceeds form the follow-on offering and by $591,842 for interest and deferred financing cost amortization of the $23 million variable rate Courtyard Manhattan / Fifth Avenue mortgage debt which was repaid in conjunction with the Courtyard Manhattan / Fifth Avenue refinancing. The adjustment was offset by $1,194,774 of interest expense on the $51 million fixed rate Courtyard Manhattan / Fifth Avenue mortgage debt which was entered in conjunction with the Courtyard Manhattan / Fifth Avenue refinancing.

H	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at September 8, 2006	70,441,632
Unvested restricted shares held by management and employees	461,527
IPO share grants held by corporate officers	405,252
Shares issued in follow on offering	5,750,000

Total basic and diluted	77,058,411

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005

	Historical	I Torrance	I Vail Marriott	I Capital Hotel Investment Portfolio	I Oak Brook	I Orlando Airport Marriott	I Chicago Marriott

REVENUES
Rooms	$151,755,924	$164,260	$8,598,220	$44,861,450	$4,979,713	$13,896,815	$57,347,529
Food and beverage	63,261,282	79,212	2,826,256	24,759,444	6,778,277	7,327,578	24,673,633
Other	14,433,057	6,092	1,314,107	4,535,714	1,951,152	652,722	2,823,771

Total revenues	229,450,263	249,564	12,738,583	74,156,608	13,709,142	21,877,115	84,844,933
OPERATING EXPENSES
Rooms	37,432,635	41,899	1,688,374	10,003,296	1,428,403	3,254,493	13,726,458
Food and beverage	47,281,237	54,368	2,260,744	17,308,279	3,561,517	4,476,504	15,179,962
Management fees and other hotel expenses	96,555,386	90,156	4,252,765	25,446,651	6,510,083	7,049,898	34,969,034
Depreciation and amortization	27,590,234	—	—	—	—	—	—
Corporate expenses	13,461,528	—	—	—	—	—	—

Total operating expenses	222,321,020	186,423	8,201,883	52,758,226	11,500,003	14,780,895	63,875,454

OPERATING PROFIT	7,129,243	63,141	4,536,700	21,398,382	2,209,139	7,096,220	20,969,479
OTHER EXPENSES (INCOME)
Interest income	(1,548,635)	—	—	—	—	—	—
Interest expense.	17,367,079	—	—	—	—	—	—

Total other expenses (income)	15,818,444	—	—	—	—	—	—
INCOME (LOSS) BEFORE INCOME TAXES	(8,689,201)	63,141	4,536,700	21,398,382	2,209,139	7,096,220	20,969,479
Income tax benefit	(1,353,261)	—	—	—	—	—	—

NET INCOME (LOSS)	$(7,335,940)	$63,141	$4,536,700	$21,398,382	$2,209,139	$7,096,220	$20,969,479

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations (Continued)
For the Year Ended December 31, 2005

	I Westin Atlanta North	I Conrad Chicago	J Depreciation Adjustment	K TRS Income Taxes	L Mortgage Debt Interest Expense	M Repaid / Refinanced Mortgage Debt Interest Expense	Pro Forma

REVENUES
Rooms	$11,262,134	$15,977,000	$—	$—	$—	$—	$308,843,045
Food and beverage	6,655,719	5,112,000	—	—	—	—	141,473,401
Other	736,579	967,000	—	—	—	—	27,420,194

Total revenues	18,654,432	22,056,000	—	—	—	—	477,736,640
OPERATING EXPENSES
Rooms	2,767,190	3,894,000	—	—	—	—	74,236,748
Food and beverage	4,186,295	4,173,000	—	—	—	—	98,481,906
Management fees and other hotel expenses	6,817,000	7,465,000	—	—	—	—	189,155,973
Depreciation and amortization	—	—	28,491,777	—	—	—	56,082,011
Corporate expenses	—	—	—	—	—	—	13,461,528

Total operating expenses	13,770,485	15,532,000	28,491,777	—	—	—	431,418,166

OPERATING PROFIT	4,883,947	6,524,000	(28,491,777)	—	—	—	46,318,474
OTHER EXPENSES (INCOME)
Interest income	—	—	—	—	—	—	(1,548,635)
Interest expense.	—	—	—	—	22,357,240	(550,233)	39,174,086

Total other expenses (income)	—	—	—	—	22,357,240	(550,233)	37,625,451
INCOME (LOSS) BEFORE INCOME TAXES	4,883,947	6,524,000	(28,491,777)	—	(22,357,240)	550,233	8,693,023
Income tax benefit	—	—	—	1,101,293	—	—	(251,968)

NET INCOME (LOSS)	$4,883,947	$6,524,000	$(28,491,777)	$(1,101,293)	$(22,357,240)	$550,233	$8,944,991

					Calculation of Basic and Diluted EPS (N)
					Net Income		$8,944,991
					Weighted Average Number of Shares		77,058,411

					Basic and Diluted Earnings per Share		0.12

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2005

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is based on our Historical Consolidated Statement of Operations for the year ended December 31, 2005, adjusted to assume that the following occurred on January 1, 2005:

•	The acquisition of the following hotels for total consideration of:

Hotel

Torrance Marriott	$72,015,000
Vail Marriott	64,930,000
Capital Hotel Investment Portfolio	314,866,000
Oak Brook Hills Marriott Resort	65,747,000
Orlando Airport Marriott	71,604,000
Chicago Marriott	310,416,000
Westin Atlanta North	61,506,000
Conrad Chicago	118,034,000

Total	$1,079,118,000

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	Interest on the $62.5 million mortgage debt related to the Frenchman’s Reef & Morning Star Marriott Beach Resort.

•	Interest on the $82.6 million mortgage debt related to the Marriott Los Angeles Airport and $57.4 million mortgage debt on the Renaissance Worthington Hotel.

•	Interest on the $59 million mortgage debt on the Orlando Airport Marriott.

•	Repayment of the $12.0 million outstanding as of December 31, 2005 on the senior secured credit facility with proceeds from the follow-on offering.

•	Interest on the $220 million mortgage debt related to the acquisition of the Chicago Marriott.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2005, nor does it purport to represent our future results of operations. The accompanying pro forma statement of operations for the year ended December 31, 2005 excludes the pre-acquisition operating results of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results.

Notes and Management Assumptions:

I	Represents the adjustment to record historical revenues and operating expenses associated with the 2006 and 2005 acquisitions of the following hotels:

•	Torrance Marriott

•	Vail Marriott

•	Capital Hotel Investment Portfolio

•	Oak Brook Hills Marriott Resort

•	Orlando Airport Marriott

•	Chicago Marriott

•	Westin Atlanta North

•	Conrad Chicago

J	Reflects the adjustment to include the depreciation and amortization resulting from the 2006 and 2005 hotel acquisitions as follows:

Hotel

Torrance Marriott	$51,663
Vail Marriott	1,108,399
Capital Hotel Investment Portfolio	4,979,981
Oak Brook Hills Marriott Resort	1,934,359
Orlando Airport Marriott	4,170,057
Chicago Marriott	10,129,400
Westin Atlanta North	2,411,444
Conrad Chicago	3,706,474

Total	$28,491,777

K

Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming we had elected REIT status and the TRS leases were in place as of January 1, 2005. Our Taxable REIT Subsidiary’s pro forma pre-tax loss was $4.9 million for the year ended December 31, 2005. The pro forma income tax provision was calculated using our Taxable REIT Subsidiary’s historical effective income tax rate. The pro forma income tax provision includes the $1.4 million income tax charge as a result of our REIT election in 2005 that is reflected in the historical financial statements.

L

Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Capital Hotel Investment Portfolio, the Frenchman’s Reef & Morning Star Marriott Beach Resort, the Orlando Airport Marriott, and the Chicago Marriott.  The adjustment also includes the unused facility fee on the $75 million senior secured credit facility.

M

Reflects the adjustment to reduce interest expense by $1,594,190 for interest and deferred financing cost amortization of the mortgage debt related to the Torrance Marriott, which was repaid with the proceeds of our initial public offering, by $691,837 for interest and deferred financing cost amortization of the mortgage debt related to the Lodge at Sonoma, a Renaissance Resort & Spa which was repaid with the proceeds of our initial public offering, offset by an increase of interest expense by $1,872,795 relating to the refinancing of the Courtyard Fifth Avenue mortgage debt. The Courtyard Manhattan / Fifth Avenue adjustment consists of (a) $3,421,183 of interest expense and deferred financing cost amortization on the $51 million fixed rate mortgage debt, less (b) $1,548,388 of interest expense and deferred financing cost amortization recorded in the historical financial statements related to the $23 million variable rate mortgage debt. Adjustment also reflects the $137,000 reduction of interest expense included in the historical financial statements related to the $12 million draws under the senior secured credit facility that were repaid with proceeds from the follow-on offering.

N	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at September 8, 2006	70,441,632
Shares issued in follow-on offering	5,750,000
Unvested restricted shares held by management and employees	461,527
IPO share grants held by corporate officers	405,252

Total basic and diluted	77,058,411

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: November 21, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of BDO Seidman, LLP